EXHIBIT 99.1


[GRAPHIC OMITTED]



DATE:        APRIL 5, 2004


CONTACT:     Warren K. Erdman                                Phone: 816/983-1454
             Warren.k.erdman@kcsr.com



               MEXICAN COMPETITION COMMISSION GRANTS KCS EXTENSION
              OF RULING AUTHORIZING PROPOSED NAFTA RAIL TRANSACTION

Kansas City Southern (KCS) (NYSE:KSU) today announced that on April 2nd, 2004 the Mexican Federal Competition Commission (FCC) granted an extension of 180 calendar days from the date of notice (April 2, 2004) for its ruling issued on May 19, 2003 granting authority for the sale of Grupo TMM's interest in Grupo TFM (GTFM) to KCS.

Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary holding is The Kansas City Southern Railway Company, which serves customers in the central and south central regions of the U.S. KCS' rail holdings and investments are primary components of a NAFTA Railway system that links the commercial and industrial centers of the U.S., Canada and Mexico.

KCS is comprised of, among others, The Kansas City Southern Railway Company ("KCSR") and equity investments in Grupo TFM, Southern Capital Corporation ("Southern Capital") and Panama Canal Railway Company ("PCRC").


THIS PRESS RELEASE INCLUDES STATEMENTS CONCERNING POTENTIAL FUTURE EVENTS INVOLVING THE COMPANY, WHICH COULD MATERIALLY DIFFER FROM THE EVENTS THAT ACTUALLY OCCUR. THE DIFFERENCES COULD BE CAUSED BY A NUMBER OF FACTORS INCLUDING THOSE FACTORS IDENTIFIED IN THE "RISK FACTORS" AND THE "CAUTIONARY INFORMATION" SECTIONS OF THE COMPANY'S FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2003 FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") (COMMISSION FILE NO. 1-4717). THE COMPANY WILL NOT UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.